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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To Board of Directors
Front Range Capital Corporation

         We consent to the use in the Form 10-QSB of Front Range Capital Corporation for the quarterly period ended March 31, 2003 our report dated May 6, 2003 relating to the consolidated balance sheet of Front Range Capital Corporation and subsidiaries as of March 31, 2003 and the related consolidated statements of income, comprehensive income and cash flows for the three-month period then ended.

                                      /s/ Fortner, Bayens, Levkulich & Co., P.C.
Denver, Colorado
May 13, 2003